UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

October 21, 2010 (October 18, 2010)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1430 Decision Street

Vista, CA 92081

(760) 727-1280

(Address, including zip code, and telephone number,
 including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Indenture and Senior Subordinated Notes due 2017

Overview

On October 18, 2010, the registrant, DJO Finance LLC (“DJOFL”), an indirect wholly owned subsidiary of DJO Incorporated, and DJO Finance Corporation, a wholly owned subsidiary of DJOFL (“DJOFC” and together with DJOFL, the “Issuers”), issued $300.0 million aggregate principal amount of 9¾% senior subordinated notes due 2017 (the “Notes”), which mature on October 15, 2017, pursuant to an indenture, dated as of October 18, 2010 (the “Indenture”), among the Issuers, the guarantors party thereto and The Bank of New York Mellon, as trustee. Interest on the Notes will be payable in cash on April 15 and October 15 of each year, commencing on April 15, 2011.  Interest will accrue from and including October 18, 2010.

The net proceeds of the issuance of the Notes, along with cash on hand, were used to repurchase $199.85 million of the Issuer’s $200.0 million aggregate principal amount of 11¾% senior subordinated notes due 2014 (the “2014 Notes”) tendered pursuant to a tender offer launched by DJOFL on October 1, 2010 (the “Tender Offer”)  and the related Tender Offer premium,repay $70.0 million aggregate principal amount of existing term loans under DJOFL’s senior secured credit facilities, dated as of November 20, 2007 (the “senior secured credit facilities”), and the fees and expenses incurred in connection with the issuance of the Notes, the Tender Offer and the Amendment described in Item 8.01 below.  DJOFL has opted to optionally redeem the remaining outstanding 2014 Notes with an aggregate principal amount of $150,000.

The following is a brief description of the terms of the Notes and the Indenture.

Ranking

The Notes and the guarantees will be the Issuers’ and the guarantors’ unsecured senior subordinated obligations. Accordingly, they will:

•                  be subordinated in right of payment to the Issuers’ and the guarantors’ existing and future senior debt, including borrowings under the senior secured credit facilities and the existing senior notes;

•                  be effectively subordinated in right of payment to all of the existing and future secured debt of the Issuers and the guarantors, including the senior secured credit facilities, to the extent of the value of the assets securing such debt;

•                  rank equally in right of payment to all of the Issuers’ and guarantors’ future senior subordinated indebtedness; and

•                  rank senior to all of the Issuers’ and guarantors’ future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes.

In addition, the Notes will be structurally subordinated to all of the existing and future liabilities of DJOFL’s subsidiaries that do not guarantee the Notes.

Guarantees

The Notes will be guaranteed jointly and severally and on an unsecured senior subordinated basis by each of DJOFL’s existing and future direct and indirect wholly owned domestic subsidiaries that guarantees any of DJOFL’s indebtedness or any indebtedness of DJOFL’s domestic subsidiaries or is an obligor under DJOFL’s senior secured credit facilities.

Optional Redemption

Except as described below, the Issuers are not entitled to redeem the Notes prior to October 15, 2013.

Prior to October 15, 2013, the Issuers may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable make-whole premium plus accrued and unpaid interest and additional interest, if any, to the date of redemption, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after October 15, 2013, the Issuers may redeem the Notes, in whole or in part, at the redemption prices listed in the Indenture, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption.

In addition, until October 15, 2013, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of the Notes at a redemption price listed in the Indenture with the net cash proceeds of one or more equity offerings; provided that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes (as defined in the Indenture) (excluding Notes held by the Issuers or its subsidiaries or affiliates of the Issuers) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.

Change of Control

Upon the occurrence of a change of control, the Issuers must give holders of the Notes an opportunity to sell to the Issuers some or all of their Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

Covenants

The Indenture contains covenants limiting the Issuers’ ability and the ability of their restricted subsidiaries to:

•                  incur additional debt or issue certain preferred and convertible shares;

•                  pay dividends on, redeem, repurchase or make distributions in respect of the capital stock or  make other restricted payments;

•                  make certain investments;

•                  sell certain assets;

•                  create liens on certain assets to secure debt;

•                  consolidate, merge, sell or otherwise dispose of all or substantially all of the Issuers’ assets;

•                  enter into certain transactions with affiliates; and

•                  designate the Issuers’ subsidiaries as unrestricted subsidiaries.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing description of the Indenture is included to provide you with information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

A copy of the press release announcing the issuance of the Notes is included herein as Exhibit 99.2 and is incorporated herein by reference.  The press release attached hereto as Exhibit 99.2 shall not be deemed “filed” with the Securities Exchange Commission nor incorporated by reference in any registration statement filed by the DJOFL under the Securities Act of 1933, as amended.

Registration Rights Agreement

On October 18, 2010, the Issuers and the guarantors of the Notes entered into a registration rights agreement with respect to the Notes described above (the “Registration Rights Agreement”). In the Registration Rights Agreement, the Issuers and the guarantors of the Notes have agreed that they will (i) file one or more registration statements on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes guaranteed by the guarantors on a senior subordinated basis, with terms substantially identical in all material respects to the Notes,  (ii) use their reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended.

The Issuers and the guarantors have agreed to use their reasonable best efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 360 days after the issue date of the Notes.

If we fail to satisfy this obligation (a “registration default”), the annual interest rate on the Notes will increase by 0.25%.  The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year over the applicable interest rate shown on the cover of this offering circular.  If the registration default is corrected, the applicable interest rate on such Notes will revert to the original level.

If we must pay additional interest, we will pay it to the noteholders in cash on the same dates that we make other interest payments on the Notes, until the registration default is corrected.

The foregoing description of the Registration Rights Agreement is included to provide you with information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 under the captions “Indenture and Senior Subordinated Notes due 2017” is incorporated by reference into this Item 2.03.

Item 8.01.  Other Events

Amendment to the Senior Secured Credit Facilities

On October 5, 2010, DJOFL received lender approval for an amendment to the senior secured credit facilities allowing DJOFL to issue the Notes, use proceeds from the offering of the Notes to repurchase or redeem the Issuers’ existing $200.0 million aggregate principal amount of 2014 Notes, prepay a portion of the term loans under the senior secured credit facilities and pay related fees and expenses, all without utilizing existing debt incurrence capacity under the senior secured credit facilities. Amendment No. 2, dated as of October 5, 2010, to the Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Preliminary Results for Tender of Senior Subordinated Notes

In connection with the Tender Offer, on October 15, 2010, DJO Incorporated issued a press release announcing that DJOFL had elected to exercise the early settlement election described in the Offer to Purchase dated October 1, 2010, with respect to the $199.85 million aggregate principal amount of 2014 Notes that were tended as of 5:00 p.m., New York City time, on October 15, 2010 (the “Early Tender Date”).  A copy of the press release announcing the results of the tender of such notes by the Early Tender Date is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The press release attached hereto as Exhibit 99.1 shall not be deemed “filed” with the Securities Exchange Commission nor incorporated by reference in any registration statement filed by DJOFL under the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit
Exhibit 4.1	Indenture, dated as of October 18, 2010, by and among the Issuers, the guarantors named therein and The Bank of New York Mellon, as Trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of October 18, 2010, by and among the Issuers, the guarantors named therein and Credit Suisse Securities (USA) LLC.

Exhibit 10.1

Amendment No. 2, dated as of October 5, 2010, to the Credit Agreement dated as of November 20, 2007, among DJO Finance LLC (f/k/a ReAble Therapeutics Finance LLC), DJO Holdings LLC (f/k/a/ ReAble Therapeutics Holdings LLC), Credit Suisse AG (f/k/a/ Credit Suisse), as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer and the lenders from time to party thereto.

Exhibit 99.1	Press Release issued by DJO Incorporated on October 15, 2010.

Exhibit 99.2	Press Release issued by DJO Incorporated on October 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DJO FINANCE LLC
Date: October 21, 2010
	By:	/s/ Vickie L. Capps
	Name:	Vickie L. Capps
	Title:	Executive Vice President, Chief Financial
Officer and Treasurer